Exhibit 99.1

FOR IMMEDIATE RELEASE

FEBRUARY 28, 2014

Contact:	Jill McMillan, Director, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@crosstexenergy.com

CROSSTEX ANNOUNCES BOARD OF DIRECTORS

AND EXECUTIVE LEADERSHIP TEAM FOR ENLINK MIDSTREAM

DALLAS — February 28, 2014 — Crosstex Energy, L.P. (NASDAQ: XTEX) and Crosstex Energy, Inc. (the “Corporation”) (NASDAQ: XTXI) (collectively “Crosstex”) today announced the members of the Boards of Directors and the executive leadership team of EnLink Midstream that are expected to be appointed upon completion of Crosstex’s previously announced transaction with Devon Energy Corporation (“Devon”) and certain of its subsidiaries (the “Transaction”).

EnLink Midstream Boards of Directors

Each of the Board of Directors of EnLink Midstream GP, LLC, the general partner of EnLink Midstream Partners, LP (ENLK), and the Board of Directors of EnLink Midstream Manager, LLC, the managing member of EnLink Midstream, LLC (ENLC), is expected to be comprised of nine directors, including five members designated by Devon. As previously announced, Crosstex expects that John Richels, President and CEO of Devon, will be appointed as Chairman of both EnLink Midstream Boards of Directors. The names and biographies of the other members that Crosstex expects will be appointed to the Boards of Directors are set out below.  This experienced group of individuals has a wide variety of expertise, qualifications, attributes and skills in oil and gas exploration, midstream services, executive management, and finance and accounting.

EnLink Midstream GP, LLC Board of Directors

Upon completion of the Transaction, Crosstex expects that the following individuals will be appointed to EnLink Midstream GP, LLC’s Board of Directors and certain committees thereof:

•                  John Richels will serve as Chairman of both of EnLink Midstream’s Boards, has been President and Chief Executive Officer of Devon since June 2010 and joined Devon’s Board of Directors in 2007.

•                  Barry E. Davis will be the President and Chief Executive Officer of EnLink Midstream and will serve on both of EnLink Midstream’s Boards.  He currently serves as President and Chief Executive Officer of Crosstex.

•                  David A. Hager will serve as a Director on both of EnLink Midstream’s Boards and will be a member of the Compensation Committee of the Board of EnLink Midstream GP, LLC and the Governance and Compensation Committee of the Board of EnLink Midstream Manager, LLC. He is currently the Chief Operating Officer of Devon.

•                  Darryl G. Smette will serve as a Director on both of the EnLink Midstream Boards and has been the Executive Vice President Marketing, Midstream and Supply Chain of Devon since 1999.

•                  Thomas L. Mitchell will serve as a Director on both of the EnLink Midstream Boards. Mr. Mitchell joined Devon as Executive Vice President and Chief Financial Officer in February of 2014.

•                  Mary P. Ricciardello will serve as a Director on both of EnLink Midstream’s Boards and will be a member of both Audit Committees. She was Senior Vice President and Chief Accounting Officer at Reliant Energy Inc., until 2002.

•                  Leldon E. Echols will serve as a Director on both of EnLink Midstream’s Boards and will act as Chairman of both Audit Committees.  After 22 years at Arthur Anderson LLP, Mr. Echols served as Executive Vice President and Chief Financial Officer for Centex Corporation, until June 2006.

•                  Scott A. Griffiths will serve as a Director on the Board of EnLink Midstream GP, LLC, where he will be a member of the Conflicts Committee and act as Chairman of the Compensation Committee. Mr. Griffiths has served in executive positions with various exploration and production companies and has been an independent Oil and Gas Consultant since 2007, advising clients on various Gulf of Mexico investment opportunities.

•                  Kyle D. Vann will serve as a Director on the Board of EnLink Midstream GP, LLC, where he will be a member of the Audit Committee and act as Chairman of the Conflicts Committee. Mr. Vann has served in various executive positions with Koch Industries and served as Chief Executive Officer of Entergy-Koch, L.P.  Mr. Vann has been an independent energy commodity consultant to many energy companies since 2005.

EnLink Midstream Manager, LLC Board of Directors

Upon completion of the Transaction, Crosstex expects that John Richels, Barry Davis, Leldon Echols, David Hager, Thomas Mitchell, Mary Ricciardello and Darryl Smette, each of whom is described above, and the following individuals will be appointed to EnLink Midstream Manager, LLC’s Board of Directors and certain committees thereof:

•                  James C. Crain will serve as a Director on the Board of EnLink Midstream Manager, LLC, where he will be a member of the Audit Committee and act as Chairman of the Conflicts Committee. Mr. Crain retired in 2013 as President of Marsh Operating Company, an investment management company focusing on energy investing, after nearly 30 years of service.

•                  Rolf A. Gafvert will serve as a Director on the Board of EnLink Midstream Manager, LLC, where he will be a member of the Conflicts Committee and act as Chairman of the Governance and Compensation Committee. Mr. Gafvert previously served as Chief Executive Officer of Boardwalk GP, LLC until he retired in 2011.

Upon the closing of the transaction, Crosstex expects that Bryan H. Lawrence, Cecil E. Martin, Robert F. Murchison, Dwight D. Scott and Rhys J. Best will retire from their positions on Crosstex Energy’s boards of directors.

Barry E. Davis commented, “I would like to thank all Crosstex directors for their commitment and service to our Company over the years.  With their leadership, we have achieved great things together which culminated in our transformative transaction to create EnLink Midstream.”

EnLink Midstream Organizational Structure and Executive Leadership Team

EnLink Midstream’s core operations will be organized into two primary business units aligned generally around gas gathering, processing, and transmission (Gas Unit) and separately natural gas liquids, crude and logistics (Liquids Unit).  The Gas Unit will include all gathering and processing and natural gas storage and transportation assets and operations. The Liquids Unit will consist of NGL storage, fractionation, trucking, logistics and marketing operations, as well as all rail terminals and storage.

As previously announced, Crosstex expects that Barry E. Davis will be appointed as President and CEO of EnLink Midstream and Michael J. Garberding will be appointed as Executive Vice President and CFO of EnLink Midstream following the closing of the Transaction.  In addition, Crosstex expects that the following will be appointed as officers of EnLink Midstream following the closing of the Transaction:

•                  Joe A. Davis will serve as Executive Vice President and General Counsel. Mr. Davis has served as General Counsel of Crosstex since 2005.

•                  Steve J. Hoppe will serve as Executive Vice President and President of Gas Gathering, Processing and Transmission. Mr. Hoppe has served as Senior Vice President, Midstream of Devon since 2010.

•                  McMillan (Mac) Hummel will serve as Executive Vice President and President of Natural Gas Liquids and Crude. Mr. Hummel was Vice President, NGLs & Olefins of The Williams Companies Inc. from 2010 to 2012 and has been Vice President, Commodity Services since 2013.

William W. Davis, Crosstex’s current Executive Vice President and Chief Operating Officer, will retire from Crosstex, upon the closing of the Transaction.  Mr. Davis has over 30 years of leadership in the energy industry, including over 12 years of outstanding service to Crosstex. Mr. Davis played a vital role in the development and successful execution of Crosstex’s business strategy.

Barry Davis concluded, “On behalf of the Board and management team, I would also like to thank Bill for his more than 12 years of leadership at Crosstex.  Bill has been a great partner and played an important role in our successful strategy to grow and diversify our business.”

About EnLink Midstream

On October 21, 2013, Crosstex and Devon (NYSE: DVN) announced their agreement to combine substantially all of Devon’s U.S. midstream assets with Crosstex’s assets to form a new midstream business. Following the closing of the Transaction, two publicly traded entities will exist: the master limited partnership, whose name will change upon closing from Crosstex Energy, L.P. to EnLink Midstream Partners, LP, and a publicly traded general partner entity, which will be called EnLink Midstream, LLC. Applications have been filed to list the common units of both EnLink Midstream Partners, LP and EnLink Midstream, LLC on the New York Stock Exchange upon the closing under the symbols “ENLK” and “ENLC”, respectively. The new website for EnLink Midstream will be available at www.enlink.com. The Transaction, which is expected to close in the first quarter of 2014, is subject to approval by the stockholders of the Corporation as well as other customary closing conditions.

About the Crosstex Energy Companies

Crosstex Energy, L.P. (NASDAQ: XTEX) is an integrated midstream energy partnership headquartered in Dallas that offers diversified, tailored customer solutions spanning the energy value chain with services and infrastructure that link energy production with consumption. XTEX operates approximately 3,500 miles of natural gas, natural gas liquids and oil pipelines, 9 natural gas processing plants and four fractionators, as well as barge and rail terminals, product storage facilities, brine disposal wells and an extensive truck fleet. XTEX has the right platform, the right opportunities and the right people to pursue its growth-focused business strategy.

Crosstex Energy, Inc. (NASDAQ: XTXI) owns the general partner interest, the incentive distribution rights and a portion of the limited partner interests in Crosstex Energy, L.P. as well as the majority interest in E2, a services company focused on the Utica Shale play in the Ohio River Valley.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

Additional Information and Where to Find It

This press release contains information about the proposed merger involving a Devon entity and a Crosstex entity. In connection with the proposed merger, EnLink Midstream, LLC (formerly known as New Public Rangers, L.L.C.) filed with the SEC a registration statement on Form S-4 that includes a proxy statement/prospectus for the Corporation’s stockholders. The Corporation commenced the mailing of the final proxy statement/prospectus to stockholders on February 6, 2014. Investors and stockholders are urged to read the proxy statement/prospectus and other relevant documents filed or to be filed with the SEC. These documents and any other documents filed by Crosstex or Devon with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement/prospectus from the Corporation by contacting Investor Relations by mail at Attention: Investor Relations, 2501 Cedar Springs, Dallas, Texas 75201.

Participants in the Solicitation

Devon, Crosstex and their respective directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Corporation in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Corporation in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement/prospectus filed with the SEC. Information regarding the Corporation’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2013, which is filed with the SEC. Information regarding Devon’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2013, which is filed with the SEC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by Crosstex and Devon based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors that Crosstex and Devon believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Crosstex and Devon, which may cause actual results or events to differ materially from those implied or expressed by the forward-

looking statements included herein. These risks include, but are not limited to, risks discussed in Crosstex’s and Devon’s filings with the Securities and Exchange Commission. Crosstex and Devon have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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